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                                                                  Execution Copy

                       CONSULTING AND EMPLOYMENT AGREEMENT

                  THIS CONSULTING AND EMPLOYMENT AGREEMENT dated as of January 1, 1998, between AutoBond Acceptance Corporation, a Texas corporation (the "Company"), and Manuel A. Gonzalez, an individual (the "Executive"):

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to retain the Executive for the period of time set forth herein; and

                  WHEREAS, the Executive is willing to undertake the duties hereinafter set forth and to be subject to the restrictions hereinafter specified in exchange for the substantial inducements and incentives herein set forth:

                  NOW, THEREFORE, the Company and the Executive agree as follows:

                  1. Term. The Company hereby retains the Executive (a) as a consultant to the Company for the period commencing on the date hereof and continuing through and including January 31, 1998, and (b) as President of the Company for the period commencing on February 1, 1998 and continuing until the third anniversary of the date hereof (such periods collectively being hereinafter sometimes called the "term of this Agreement"). The Executive accepts such retention and employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

                  2. Duties of Executive. The Executive shall serve the Company as a consultant and shall report to the Board of Directors of the Company (the "Board") and the Chief Executive Officer ("CEO") of the Company through and including January 31, 1998. During such period, the Executive shall provide consulting services to the Company regarding its executive, management and administrative functions and requirements. From and after February 1, 1998, the Executive shall serve the Company in the capacity of President and shall report to, and be subject to the general direction of, the Board and the CEO of the Company. During such period, the Executive shall perform the executive, management and administrative duties of the President of the Company and such other executive duties as are from time to time assigned to him by the Board or the CEO and as are not inconsistent with the provisions thereof. In addition, effective upon his employment as President of the Company on February 1, 1998, the Executive shall resign his position as a non-employee member of the Board.

                  3. Time and Availability. The Executive shall devote his full business time and attention to the business of the Company, and, except as may be specifically permitted by the Company, shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Executive from making passive investments in other businesses or enterprises, provided, however, that such investments do not require services on


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the part of the Executive which would in any way impair the performance of his duties under this Agreement, and does not violate Section 9 hereof.

                  4. Compensation. As compensation for the services the Executive will provide to the Company hereunder and for the agreements of the Executive set forth herein, the Company shall pay to the Executive a one-time signing bonus of $100,000 and a salary of $200,000 (the "Base Pay") per full calendar year of service completed. From time to time during the term of this Agreement, the Executive's salary may be increased by, and at the sole discretion of, the Board in which case the amount of such increased salary shall thereafter be deemed to be the amount of Base Pay contracted for in this Agreement. In addition to the Base Pay payable to the Executive hereunder, the Executive shall be entitled to receive a performance bonus of up to $25,000 per quarter, based upon criteria prepared by the Chief Executive Officer and approved by the Compensation Committee ("Incentive Pay"):

                  The Executive shall also receive under the Company's 1996 Stock Option Plan options as follows: (a) as of the date hereof, an option to purchase 100,000 shares ("Option A") of the Company's common stock and (b) on December 1, 1998, an option to purchase 50,000 shares ("Option B") of the Company's common stock. Such options shall have an exercise price per share equal to the fair market value per share of the common stock on the date of grant and shall become vested and exercisable to the extent of one-third of the shares covered thereby on February 1, 1998 in the case of Option A and December 1, 1998 in the case of Option B, and each of the first two anniversaries thereof, provided that the Executive is an employee of the Company on each such date. Such options shall also be subject to the terms and conditions of the 1996 Stock Option Plan and shall be reflected in a standard stock option agreement between the Company and the Executive as contemplated by such Plan. In addition, the Board may grant the Executive compensation in the form of additional bonuses or stock options or such other consideration as may be determined from time to time in the sole discretion of the Board. The compensation set forth herein shall be payable in accordance with the payroll and incentive compensation policies of the Company in effect from time to time during the term of this Agreement.

                  5. Benefits. During the portion of the term of this Agreement from and after February 1, 1998, the Executive shall be entitled to participate in all employee benefit plans and arrangements of the Company in the same manner as other executive officers of the Company, subject to the terms and conditions of such plans and arrangements.

                  6. Expenses. During the term of this Agreement, the Company shall pay or reimburse the Executive, upon submission of an appropriate statement by him documenting such expenses as required by the Internal Revenue Code, for all reasonable out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like incurred by him in the interest of the business of the Company and in accordance with such procedures as may be established by the Board.

                  7.  Termination.

                           (a) Death. If the Executive should die during the
                  term of this Agreement, the Company shall have no further obligation hereunder to the Executive, his spouse or his estate except to pay to the Executive's spouse, if she should survive him, or the

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                  Executive's estate if his spouse shall not survive him, the
                  Base Pay accrued through the end of the month in which the Executive's death occurred. All such payments to the Executive's spouse or estate shall be made in the same manner and at the same times as the Base Pay would have been paid to the Executive had he not died.

                           (b) Disability. If, during the term of this
                  Agreement, the Executive shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company, upon 30 days' prior written notice to the Executive, may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Executive shall be deemed to have become disabled when the Board, upon the advice of a licensed physician (mutually approved by the Company and the Executive or the representative of the Executive in the event of his inability to approve), shall have determined that the Executive has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agreement. If the Company terminates this Agreement, then the Company shall have no further obligation to the Executive except to pay to the Executive, or in the event of his subsequent death, to his spouse if she should survive him or to his estate if his spouse shall not survive him, the Base Pay accrued through the end of the month in which the Executive's disability occurred. All such payments to the Executive or his spouse or estate shall be made in the same manner and at the same times as the Base Pay would have been paid to the Executive had he not become disabled.

                           (c) Termination by Executive. If the Executive
                  voluntarily terminates this Agreement, then the Company shall have no further obligation to the Executive except to pay to the Executive the Base Pay accrued through the date on which the Executive terminated this Agreement. Such payment to the Executive shall be made in the same manner and at the same times as the Base Pay would have been paid to the Executive had he not terminated this Agreement.

                  (d) Discharge for Cause. Notwithstanding any other provision of this Agreement, if prior to the expiration of the term of this Agreement the Executive shall be discharged by the Company for cause, then this Agreement shall automatically terminate (except for the provisions of Sections 8, 9 and 11 which shall continue in effect), and upon such termination, the Company shall have no further obligation to the Executive except that the Company shall pay to the Executive an amount equal to the Executive's Base Pay accrued to the date of such termination. For purposes of this Agreement, a discharge for cause shall mean a discharge resulting from a good faith determination by the Company (after the Executive has been given notice of such intended termination and, if the reasons for such termination can be cured, a period of 10 days to cure such reasons) that the Executive (i) has been convicted of a crime involving fraud, theft or embezzlement or of any other crime involving moral turpitude, (ii) has failed or refused to follow reasonable policies or directives established by the Board of Directors, (iii) has persistently failed to attend to his duties hereunder, (iv) has committed acts amounting to gross negligence or willful


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                  misconduct to the substantial detriment of the Company, or (v)
                  has willfully breached any material term or provision of this Agreement. Such payment to the Executive shall be made in the same manner and at the same times as the Base Pay would have been paid to the Executive had this Agreement not been terminated.

                           (e) Termination by the Company. Subject to the terms
                  of the Severance Agreement, dated the date hereof (the "Severance Agreement"), between the Executive and the Company, the Executive's employment with the Company may be terminated prior to the expiration of this Agreement for any reason and the Company shall have no further obligation hereunder to the Executive, his spouse or his estate except to pay to the Executive, to his spouse if she should survive him, or to his estate if his spouse shall not survive him, his Base Pay for the remainder of the year in which such termination occurs. All such payments to the Executive, his spouse or estate shall be made in the same manner and at the same times as the Base Pay would have been paid to the Executive had his employment not been terminated.

                  8.  Confidentiality.

                           (a) Acknowledgment. The Executive agrees and
                  acknowledges that in the course of rendering services to the Company and its Clients (as defined below) he will have access to and will become acquainted with confidential information about the professional, business and financial affairs of the Company, the Company's direct or indirect subsidiaries (for purpose of Sections 8 and 9 herein, the term Company shall include any of the Company's direct or indirect subsidiaries), the Company's strategy and procedures and the Company's Clients, and may in the future contribute to such information. As used in this Agreement, the term "Clients" refers to any entity in the sub-prime automobile financing or refinancing business with which the Company conducts business. The Executive agrees and acknowledges that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace depends upon its good will and reputation for providing exemplary services to its Clients by developing innovative, aggressive, cutting-edge and/or novel methods of financing or refinancing the purchase of automobiles in the sub-prime market, and arranging financing for companies that are in the business of financing the purchase of automobiles in the sub-prime market. The Executive recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential information, good will and reputation.

                           (b) Proprietary Information. In the course of his
                  service to the Company, the Executive may have access to and may help create confidential information, including, but not limited to: the identity of proposed transactions or the parties thereto, the status of negotiations concerning proposed transactions, forecasts, budgets, pricing information, Company developed methods of operation, risk management strategies and procedures, Client lists, lists of contact persons at Clients, specialized know-how developed by the Company, business documents or information, marketing data, trade secrets, personnel rosters, including the identity, qualifications and/or salary scale of any consultant or other Company employee, and other information generated by the


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                  Company or arising in connection with the Company's
                  business the disclosure of which would give an advantage to the Company's competitors or Clients. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Executive has had or may have access, whether previously existing, now existing or arising hereafter, whether or not conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include (a) any information which is in the public domain during the period of service by the Executive, provided such information is not in the public domain as a consequence of disclosure by the Executive in violation of this Agreement or by any other person who was contractually obligated not to disclose such information and
                  (b) any information not considered confidential information by similar enterprises operating in the sub-prime automobile finance industry.

                           (c) Fiduciary Obligations. The Executive agrees and
                  acknowledges that Proprietary Information belongs solely to the Company and is of critical importance to the Company and that a use or disclosure of the Proprietary Information in violation of this Section 8 may seriously and irreparably impair and damage the Company's businesses. The Executive therefore agrees, while he is a consultant to or employee of the Company, and at all times thereafter, (a) to keep all Proprietary Information in a fiduciary capacity for the sole benefit of the Company and (b) not to use the Proprietary Information for the benefit of the Executive or any other person or entity.

                           (d) Non-Disclosure. The Executive shall not disclose,
                  directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) Executives of the Company that the Executive reasonably believes have been authorized to receive such information, (c) such other persons to whom the Executive has been instructed to make disclosure by the Board, or (d) the Executive's counsel so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clause
                  (b) only to the extent required in the course of the Executive's service to the Company). At the termination of his service hereunder, the Executive shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

                  9.  Non-Competitive and Non-Solicitation.

                           (a) Non-Competition Covenant. The Executive
                  acknowledges and agrees that (a) in order for the Company to further ensure that the Proprietary Information will be used solely for the benefit of the Company and not for the benefit of the Executive or any other person or entity and (b) in consideration of the Company entering into this Agreement, the Executive has agreed not to compete with the Company to the extent provided in this Section. The Executive covenants and agrees


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                  that during the Restricted Covenant Period (as that terms
                  is defined below), the Executive shall not, whether for his own account or for any other person or organization other than the Company, (a) manage, operate, control, assist (directly or indirectly), or participate in the management, operation or control of, (b) serve as a director, officer, partner, manager, employee or consultant of, or own more than five percent of the outstanding voting securities of, or (c) lease property to any enterprise which, within the Restricted Area (as that term is defined below), carries on the business of financing or refinancing the purchase of automobiles in the subprime market or arranging financing for companies that are in the business of financing the purchase of automobiles in the sub-prime market. The Executive further agrees that, during the Restrictive Covenant Period and within the Restricted Area, he shall not knowingly call upon, solicit, divert, attempt to solicit or divert, or conduct or carry on any business with any of the former Clients, current Clients or potential Clients of the Company known to the Executive (including for this purpose only those former Clients who were Clients during the last twelve (12) months of his service to the Company), without in each case obtaining the prior written consent of the Company, which consent will not be unreasonably withheld.

                           (b) Non-Solicitation of Employees. The Executive
                  further agrees that during the Restrictive Covenant Period, he will not directly or indirectly, solicit the employment or engagement as a consultant of any person who was an employee of or a consultant to the Company at any time during the last twelve months of the Executive's service with the Company, or hire such employee or engage as a consultant any such person, unless in each case the Executive obtains the prior written consent of the Company.

                           (c) Definitions. For the purposes of Section 9.1, the
                  term "Restricted Covenant Period" shall mean the period commencing on the date hereof and terminating on the date 12 months after the Executive's service to the Company ends. For the purposes of this Section 9, the term "Restricted Area" shall mean the State of Texas.

                           (d) No Conflicting Agreement. The Executive
                  represents and warrants to the Company that he is not bound by the provisions of any agreement with a current or former employer which would prohibit or limit the Executive's ability to render services to the Company as herein provided. The Executive further represents to the Company that in the course of rendering services hereunder he will not divulge to the Company any proprietary information of any other party to whom the Executive owes an obligation of non-disclosure.

                  10. Vacations. The Executive shall be entitled each year to a vacation of four weeks, during which time his compensation shall be paid in full. Each vacation shall be taken during a period of time to be mutually agreed upon by the parties.

                  11. Intellectual Property. The Executive hereby agrees that any and all copyrights, patents, trademarks, patent or trademark applications, copyrights, franchises, licenses, permits, rights


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(including, without limitation, rights to software and rights to trade secrets and proprietary information, processes and know-how) and other authorizations (collectively, the "Rights") which he develops either alone or in collaboration with other consultants to or employees of the Company during the term of this Agreement shall belong exclusively to the Company and, if requested, he will execute any deeds, bills of sale, assignments, assurances, or any other actions or things necessary or desirable to vest, perfect, or confirm of record or otherwise in the Company its rights, title, or interest in, to, or under any of the Rights.

                  12. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, if addressed to the respective parties as follows:

        If to Executive:          8830 Memorial Drive
                                  Houston, TX 77024

        If to the Company         AutoBond Acceptance Corporation
                                  301 Congress Avenue, 9th Floor
                                  Austin, Texas  78701

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

                  13. Specific Performance. The Executive acknowledges that a remedy at law for any breach or attempted breach of Section 8, 9 or 11 of this Agreement will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

                  14. Severability. In case any term, phrase, clause, paragraph, section, restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable, the same shall be deemed, and it is hereby agreed that the same are meant, to be severable, and shall not defeat or impair the remaining provisions hereof.

                  15. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by the Executive.

                  16. Assignment. This Agreement may not be assigned by the Executive. Neither the Executive nor his spouse or estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.


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                  17. Binding Effect. Subject to the provisions of Section 16, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Executive's heirs and personal representatives, and the successors and assigns of the Company.

                  18. Entire Agreement. This Agreement and the Severance Agreement embody the entire agreement and understanding between the parties hereto with respect to the matters covered hereby.

                  19. Amendment. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

                  20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Texas.

                  21. Survival. The provisions of this Section 8, 9 and 11 shall survive until the termination of this Agreement, regardless of the fact that the Company will no longer be obligated to continue to make payments to the Executive hereunder.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                             AUTOBOND ACCEPTANCE
                                             CORPORATION

                                             By
                                                ---------------------------
                                                    MANUEL A. GONZALEZ


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